STRATEGIC MARKETING AGREEMENT

This Agreement dated January 20, 2003 is between BevSystems International, Inc. having its principal address at 501 Brickell Key Drive Suite 407 Miami, FL 33131 ("BEVI") and Championlyte Products, Inc having its principal address at 2999 NE 191st Street, Penthouse Two, Aventura, Florida 33180 ("CPLY"), individually referred to as a "Party" and collectively hereinafter referred to as the "Parties".

WHEREAS the Parties both have beverage products and are both publicly traded on the over the counter bulletin board as maintained by NASDAQ and;

WHEREAS the Parties each seek to increase their efficiencies of manufacture of their respective products as well as their distribution and;

WHEREAS the Parties agree that each possess certain customers, manufacturing and distribution outlets, relationships and other knowledge that the other currently does not possess and;

WHEREAS BEVI has certain personnel and consultants at its disposal who can be committed towards accomplishing these goals and;

WHEREAS CPLY has certain distribution outlets and resources that BEVI does not possess that can also be utilized towards accomplishing these goals;

THEREFORE, the Parties agree as follows:

                                    SECTION 1

                                      TERM

1.1 This Agreement shall have a term of six months from the date hereof, but shall be cancelable by either party after 90 days from the date hereof upon written notice to the address as provided for below in SECTION 7.

                                    SECTION 2

                        RESPONSIBILITIES AND ACTIVITIES.

The Parties shall use their best efforts and supply the necessary resources to effect the following:

2.1 BEVI shall provide a sufficient number of its personnel and/or consultants to assist CPLY in the manufacture and marketing of its products. BEVI shall also market CPLY's products to its existing customers.

2.2 CPLY shall agree to market BEVI products to its existing and pending customers and make available its personnel and other resources in sufficient number and quantity to carry out the goals as agreed by the Parties.

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                                    SECTION 3

                                 SHARE EXCHANGE

The Parties agree as part of this Agreement to exchange shares of their respective common stocks ("shares") as follows:

3.1 BEVI shall issue shares equal to $125,000 per month of its common stock to CPLY. These shares shall be fully paid and non-assessable and shall bear no restrictive legend. BEVI shall register these shares prior to each issuance on form S-8 or some other applicable registration form.

3.2 CPLY shall issue 50,000 shares of its restricted stock per month to BEVI under this agreement. These shares shall carry a piggyback registration right.

                                    SECTION 4

                   COMPENSATION, REVENUE SHARING AND EXPENSES.

The Parties agree that this Agreement inure benefits to the Parties and have agreed to provide for compensation, Revenue Sharing and Expenses as follows:

4.1 CPLY shall pay to BEVI up to $100,000 per month for services to be rendered under this Agreement and for any and all expenses incurred on its behalf. BEVI shall render these invoices on a monthly basis with back up and they shall be due and payable upon presentation.

4.2 CPLY shall be entitled to fifty percent (50%) of the profits derived from the distribution of the Parties products under this Agreement and BEVI shall be entitled to fifty percent (50%) of the profits derived from the distribution of the Parties products under this Agreement, provided however that any payments made under Section IV(1) shall be deducted from BEVI's portion of amounts due. Profits shall be calculated as Invoiced Revenue, minus the sum of the Actual Cost of Goods inclusive of delivery to the customer, with deductions for any returns and allowances, discounts, etc.

                                    SECTION 5

                             REPRESENTATIONS OF BEVI

BEVI represents and warrants to CPLY as follows:

5.1 AUTHORIZATION TO ENTER AGREEMENT AND TO DELIVER ITS COMMON SHARES. BEVI has the complete power to execute and deliver this Agreement and consummate all of the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligations of the BEVI, enforceable against BEVI in accordance with its terms. BEVI has the complete power and right to sell, transfer and deliver the shares of its

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common stock as contemplated herein to CPLY and upon consummation of the transaction contemplated by this Agreement, CPLY will acquire good and marketable title to its common shares.

5.2 NO VIOLATION. Neither the execution, delivery nor consummation of the Agreement by BEVI, will, with the passage of time, the giving of notice, or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any law, rule, regulation, order, decree, judgment, indenture, mortgage, deed of trust, lease, instrument, contract, agreement or other restriction to which BEVI is a party or to which BEVI, or his property is subject or bound; nor will it result in the creation of any lien or other charge or encumbrance on any of its common shares.

                                    SECTION 6

                            REPRESENTATIONS OF CPLY.

CPLY represents and warrants to BEVI as follows:

6.1 AUTHORIZATION TO ENTER AGREEMENT AND TO DELIVER ITS COMMON SHARES. CPLY has the complete power to execute and deliver this Agreement and consummate all of the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligations of the CPLY, enforceable against CPLY in accordance with its terms. CPLY has the complete power and right to sell, transfer and deliver the shares of its common stock as contemplated herein to BEVI and upon consummation of the transaction contemplated by this Agreement, BEVI will acquire good and marketable title to all its common shares.

6.2 NO VIOLATION. Neither the execution, delivery nor consummation of the Agreement by CPLY, will, with the passage of time, the giving of notice, or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any law, rule, regulation, order, decree, judgment, indenture, mortgage, deed of trust, lease, instrument, contract, agreement or other restriction to which CPLY is a party or to which CPLY, or his property is subject or bound; nor will it result in the creation of any lien or other charge or encumbrance on any of its common shares.

                                    SECTION 7

                                     NOTICES

Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered via courier or overnight service or sent postage prepaid by registered mail, return receipt requested, to the respective parties as set forth below, or to such other address as either party may notify the other of in writing:

         If to BEVI, to:               BevSystems International, Inc.
                                       501 Brickell Key Drive, Suite 407
                                       Miami, Florida 33131
                                       Fax: (305) 668-0383

                                       Attn: Mr. G. Robert Tatum
                                       Chief Executive Officer

         If to CPLY, to:               ChampionLyte Products, Inc.
                                       2999 NE 191st Street, Penthouse Two
                                       North Miami Beach, FL 33180
                                       Attn: Mr. Marshall Kanner,
                                       Inerim Chief Operating Officer
                                       Fax: (305) 932-3697

                                    SECTION 8

                                  MISCELLANEOUS

8.1 EXPENSES. All legal and other costs and expenses incurred in connection with the negotiation and execution of the Agreements, and the consummation of the transactions contemplated hereby shall be bourn by the party incurring them.

8.2 SUCCESSORS-IN-INTEREST; NO ASSIGNMENT. This Agreement shall be binding upon the parties, their successors and legal representatives. This Agreement shall not be assigned by either party without the prior written consent of the other parties, except that the Buyer may assign its rights hereunder in connection with the Shares after the Closing. No permitted assignment shall relieve the assignor of its obligations hereunder.

8.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which executed counterparts shall be deemed an original but all of such executed counterparts shall be considered one and the same Agreement.

8.4 GOVERNING LAW; JURISDICTION; JURY TRIAL This Agreement shall be governed by the internal laws of the State of Florida. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITHOR ARISSING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.5 SEVERABILITY. If any provision of this Agreement shall be found to be unenforceable, the validity of this Agreement shall not be affected thereby and all remaining provisions shall be construed as if such unenforceable provision was not a part of this Agreement.

8.6 CONSTRUCTION. This Agreement has been drafted by the BEVI and CPLY jointly. Any ambiguity herein shall not be judged against either party. The language used in this

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Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.7 GENERAL. This Agreement supersedes all prior agreements between the Parties, whether written or oral, and is intended as a complete and exclusive statement of the terms of the agreements between the parties with respect to the subject matter covered hereby and may not be changed or terminated orally but only in a writing signed by the parties. The headings and captions contained in this Agreement are for reference purposes only and shall not affect, in any way, the meaning or interpretation of this Agreement. Nothing in this Agreement, whether expresses or implied, is intended to confer upon any other person not a party this Agreement any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties have executed, or have caused to be executed, this Agreement as of the date first written above.

BevSystems International, Inc.

/s/ G. Robert Tatum
---------------------
By: G. Robert Tatum
Its: CEO

ChampionLyte Products, Inc.

/s/ Marshall Kanner
----------------------
By: Marshall Kanner
Its: Interim COO